Exhibit 99.1

CONSENT OF JANNEY MONTGOMERY SCOTT LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Eagle Financial Bancorp, Inc. (the “Company”) as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with LCNB Corp. contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ JANNEY MONTGOMERY SCOTT LLC

Janney Montgomery Scott LLC

Philadelphia, Pennsylvania

February 2, 2024